TuSimple Announces First Half 2023 Results

Financial Highlights

- Restructured the company's operations with the aim to better align capital spending with overall industry readiness and incurred charges of $10.4 million.
- Reported Loss from Operations of $178.0 million and AEBITDA loss of $134.4 million for the six months ended June 30, 2023.
- Held $835.7 million of cash, equivalents, and investments as of June 30, 2023.

SAN DIEGO, Sep. 27, 2023 /PRNewswire/ -- TuSimple (Nasdaq: TSP) today reported results for the first and second quarters of 2023. TuSimple's quarterly financial results are available in the company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and on the company's investor relations website. For additional information and to view the company's latest investor presentation, please visit ir.tusimple.com.

"TuSimple continues to advance its technology with regular testing and validation of our autonomous vehicle systems through simulation and on-road testing in the U.S., China, and Japan," said Cheng Lu, CEO at TuSimple. "We continue to expand our strong patent portfolio while navigating significant change within the industry landscape and within TuSimple. We are seeing positive results from the previously announced restructurings in the U.S. in the form of more efficient operations and increased collaboration amongst the technology team. For the remainder of the year, we plan to remain focused on the development and testing of our systems to expand safety, increase reliability, and improve cost-effectiveness. We look forward to sharing our progress on our third quarter 2023 earnings conference call."

Financial Update

Select Financial Data ($ in millions)	**Q1 2023**	**Q2 2023**	**Q2 2023 vs. Q1 2023 Fav/(Unfav)**	**H1 2022**	**H1 2023**	**H1 2023 vs. H1 2022 Fav/(Unfav)**
Gross loss	(0.3)	(0.2)	0.1	(5.0)	(0.5)	4.5
Research and development ("R&D") expense	(61.6)	(58.5)	3.1	(163.7)	(120.1)	43.6
Selling, general and administrative ("SG&A") expense	(28.7)	(28.7)	0.0	(54.2)	(57.4)	(3.2)
Stock-based compensation expense (SBC: included within R&D and SG&A expenses)	(16.8)	(11.0)	5.8	(52.7)	(27.8)	24.9
R&D	(12.1)	(6.3)	5.8	(39.9)	(18.4)	21.5
SG&A	(4.7)	(4.7)	0.0	(12.8)	(9.4)	3.4
Loss from operations	(90.6)	(87.4)	3.2	(222.9)	(178.0)	44.9

1

Select Financial Data ($ in millions)	Q1 2023	Q2 2023	Q2 2023 vs. Q1 2023 Fav/(Unfav)	H1 2022	H1 2023	H1 2023 vs. H1 2022 Fav/(Unfav)
AEBITDA loss[1]	(69.5)	(64.9)	4.6	(162.9)	(134.4)	28.5
U.S.	(48.6)	(42.0)	6.6	(123.9)	(90.6)	33.3
APAC	(20.9)	(22.9)	(2.0)	(39.0)	(43.8)	(4.8)
Interest income	9.9	9.7	(0.2)	2.4	19.6	17.2
Cash, equivalents and investments at end of period	909.0	835.7	(73.3)	1,157.9	835.7	(322.2)

Gross loss

For the six months ended June 30, 2023 ("H1 2023"), gross loss was $0.5 million, down 90% versus the first half of 2022 ("H1 2022"). This reduction relates to the previously announced pausing of freight revenue operations in TuSimple's U.S. segment.

Restructuring expenses

In December 2022 and May 2023, TuSimple announced restructuring plans to improve its cost structure, which included a reduction of the company's global workforce and asset impairments. While a majority of the plans' aggregate restructuring charges were recorded in the fourth quarter 2022, a significant portion of these restructuring plans were deployed in H1 2023. In connection with these plans, the company incurred charges in Q1 2023 and Q2 2023 of $2.7 million and $7.8 million, respectively and recorded in R&D and SG&A expenses as follows: (a) Q1 2023 - all $2.7 million recorded in R&D; and (b) Q2 2023 - $6.1 million recorded in R&D and $1.7 million recorded in SG&A.

R&D expense

The company incurred $120.1 million in R&D expense in H1 2023, down 27% versus H1 2022. Q2 2023 R&D expense amounted to $58.5 million, down 5% sequentially. These decreases were mainly driven by a decrease in employee compensation costs, including stock-based compensation ("SBC"), and R&D fleet operating costs as a result of the restructuring plans, partly offset by the restructuring charges mentioned above.

SG&A expense

H1 2023 SG&A expense was $57.4 million, up 6% versus H1 2022, and Q2 2023 SG&A expense was $28.7 million, flat sequentially. The performance was due primarily to increased legal and professional services costs in connection with ongoing litigation and investigations and the restructuring events mentioned above, partially offset by lower employee compensation costs, including SBC, from workforce reductions.

SBC expense (included within R&D and SG&A expenses)

H1 2023 SBC expense was $27.8 million, down 47% versus H1 2022. Q2 2023 SBC expense was $11.0 million, down 35% sequentially. These decreases were primarily driven by lower headcount, a reversal of SBC expense (i.e., a benefit) associated with the forfeiture of equity awards for employees that were impacted by the restructuring events mentioned above and a decrease in the market price of our stock versus the prior year.

---

[1] *AEBITDA loss is comprised of loss from operations determined under GAAP minus depreciation and amortization, finance lease interest expense allocated to cost of revenue from truck leases, tax, and adjusted to exclude non-cash expense stock-based compensation and restructuring expenses, including severance and impairment losses. Reconciliations of AEBITDA loss to the most directly comparable GAAP measures are provided in the supplemental information of this release.*

2

3 Cash & Investment position TuSimple held $835.7 million of cash, cash equivalents, and short-term investments as of June 30, 2023. Interest income for H1 2023 was $19.6 million, up over 700% versus H1 2022 as a result of higher yield performance on the company’s cash and investments. Q2 2023 interest income of $9.7 million was down 2% sequentially from lower investment balances. AEBITDA loss TuSimple’s AEBITDA loss for H1 2023 was $134.4 million, down $28.5 million versus H1 2022. For Q2 2023, AEBITDA loss was $64.9 million, down $4.6 million sequentially. These trends are the net effect of TuSimple’s segment performance as follows: ● U.S.: H1 2023 AEBITDA loss for the U.S. was $90.6 million, down $33.3 million versus H1 2022. Q2 2023 AEBITDA loss for the segment was $42.0 million, down $6.6 million sequentially. The segment’s performance was mainly driven by lower employee compensation costs, net of higher legal costs. ● APAC: H1 2023 AEBITDA loss for APAC was $43.8 million, up $4.8 million versus H1 2022. Q2 2023 AEBITDA loss was $22.9 million, up $2.0 million sequentially. These trends are primarily due to increased R&D expenses to expand R&D operations in China and Japan to further develop L4 capabilities in the region. About TuSimple TuSimple is a global autonomous driving technology company headquartered in San Diego, California, with operations in the United States (the “U.S.”) and in the Asia-Pacific region (“APAC”). Founded in 2015, TuSimple is working to develop a commercial-ready, fully autonomous (SAE Level 4) driving solution for long-haul heavy-duty trucks. TuSimple aims to transform the $4 trillion global truck freight industry through the company's leading AI technology, which is designed to make it possible for trucks to drive safely, autonomously, operate nearly continuously, and reduce fuel consumption by 10%+ relative to manually driven trucks. Global achievements include the world's first fully autonomous, 'driver-out' semi-truck run on open public roads in the U.S. and China, and development of the world's first Autonomous Freight Network. Visit us at www.tusimple.com. Disclaimer This press release and any accompanying documents contain forward looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, launch dates of products or services, the trajectory of our Driver Out Pilot Program, our timeline to commercialization, expected safety benefits of our autonomous semi trucks, objectives of management for future operations of TuSimple Holdings Inc. and its subsidiaries (the "Company", “we”, “our,” and “us”), market size and growth opportunities, competitive position and technological, and market trends, are forward looking statements. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward looking statements by terms such as “will”, “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predict,” “potential,” “explore,” or “continue” or the negative of these terms or other similar words. The Company has based these forward looking statements largely on its current expectations and assumptions and on information available as of the date of this letter. The Company assumes no obligation to update any forward looking statements after the date of this letter, except as required by law. The forward looking statements contained in this press release and the accompanying documents are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by

4 the forward looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s restructuring plan including potential cost-savings, autonomous driving being an emerging technology, the development of the Company’s technologies and products, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, changes in the Company’s board of directors and senior management, the Company’s dependence on its senior management team, the Company’s reliance on third-party suppliers, the Company’s potential product liability or warranty claims, the protection of the Company’s intellectual property, the Company’s involvement in securities class action litigation and in government or regulatory investigations, inquiries, and actions, and the Company’s plan to seek strategic alternatives for its U.S. business. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the markets in which it operates or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward looking statements the Company may make. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors'' in our annual report on Form 10-K for the year ended December 31, 2022. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. This press release also contains estimates, forecasts, and other statistical data relating to market size and growth and other industry data. These data involve several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this press release and, accordingly, it cannot guarantee their accuracy or completeness. In addition, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company competes are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results or outcomes to differ materially from those expressed in the estimates. Financial Statements and Reconciliations of GAAP to Non-GAAP metrics See accompanying supplemental information. SOURCE: TuSimple Holdings, Inc. TuSimple Investor Relations Contact: Ryan Amerman, ryan.amerman@tusimple.ai TuSimple Media Contact: TuSimple PR Team, pr@tusimple.ai

5 TuSimple Consolidated Balance Sheets (in thousands, except share data) December 31, June 30, (unaudited) 2022 2023 ASSETS Current assets: Cash and cash equivalents $ 615,386 $ 314,711 Short-term investments 377,312 519,230 Accounts receivable, net 1,377 91 Prepaid expenses and other current assets 13,477 15,695 Total current assets 1,007,552 849,727 Property and equipment, net 17,083 13,393 Operating lease right-of-use assets 44,952 41,686 Other assets 4,692 4,819 Total assets $ 1,074,279 $ 909,625 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 9,855 $ 5,838 Amounts due to joint development partners 5,753 3,176 Accrued expenses and other current liabilities 48,260 31,093 Short-term debt 1,645 1,659 Operating lease liabilities, current 6,007 6,226 Total current liabilities 71,520 47,992 Operating lease liabilities, noncurrent 42,169 38,628 Long-term debt 3,668 2,849 Other liabilities 2,441 11 Total liabilities 119,798 89,480 Commitments and contingencies Stockholders' equity: Preferred stock — — Common stock 22 22 Additional paid-in-capital 2,567,723 2,595,517 Accumulated other comprehensive loss (3,559) (6,438) Accumulated deficit (1,609,705) (1,768,956) Total stockholders’ equity 954,481 820,145 Total liabilities and stockholders’ equity $ 1,074,279 $ 909,625

6 TuSimple Consolidated Statements of Operations (in thousands, except share and per share data) Six Months Ended June 30, (unaudited) 2022 2023 Revenue $ 4,858 $ 307 Cost of revenue 9,856 754 Gross loss (4,998) (447) Operating expenses: Research and development 163,677 120,108 Selling, general and administrative 54,232 57,422 Total operating expenses 217,909 177,530 Loss from operations (222,907) (177,977) Interest income 2,367 19,624 Other income (expense), net 42 (898) Loss before provision for income taxes (220,498) (159,251) Provision for income taxes — — Net loss $ (220,498) $ (159,251) Net loss per share, basic and diluted $ (0.99) $ (0.70) Weighted-average shares used in computing net loss per share, basic and diluted 223,159,618 227,202,197

7 TuSimple Consolidated Statements of Operations (in thousands, except share and per share data) Three Months Ended March 31, (unaudited) 2022 2023 Revenue $ 2,264 $ 215 Cost of revenue 4,089 508 Gross loss (1,825) (293) Operating expenses: Research and development 78,158 61,602 Selling, general and administrative 32,215 28,687 Total operating expenses 110,373 90,289 Loss from operations (112,198) (90,582) Interest income 460 9,877 Other income (expense), net (165) (507) Loss before provision for income taxes (111,903) (81,212) Provision for income taxes — — Net loss $ (111,903) $ (81,212) Net loss per share, basic and diluted $ (0.50) $ (0.36) Weighted-average shares used in computing net loss per share, basic and diluted 222,526,454 226,405,466 ------------------------ TuSimple Consolidated Statements of Operations (in thousands, except share and per share data) Three Months Ended June 30， (unaudited) 2022 2023 Revenue $ 2,594 $ 92 Cost of revenue 5,767 246 Gross loss (3,173) (154) Operating expenses: Research and development 85,519 58,506 Selling, general and administrative 22,017 28,735 Total operating expenses 107,536 87,241 Loss from operations (110,709) (87,395) Interest income 1,907 9,747 Other income (expense), net 207 (391) Loss before provision for income taxes (108,595) (78,039) Provision for income taxes — — Net loss $ (108,595) $ (78,039) Net loss per share, basic and diluted $ (0.49) $ (0.34) Weighted-average shares used in computing net loss per share, basic and diluted 223,785,825 227,989,816

8 TuSimple Consolidated Statements of Cash Flows (in thousands) Six Months Ended June 30, (unaudited) 2022 2023 Cash flows from operating activities: Net loss $ (220,498) $ (159,251) Adjustments to reconcile net loss to net cash used in operating activities: Stock-based compensation 52,678 27,764 Depreciation and amortization 5,461 3,422 Noncash operating lease expense 2,608 2,699 Accretion of discount on short-term investments, net — (4,496) Impairment of long-lived assets — 1,335 Other adjustments 81 (91) Changes in operating assets and liabilities: Accounts receivable (1,203) 1,286 Prepaid expenses and other current assets (6,380) (2,267) Other assets 2,708 593 Accounts payable 549 (3,780) Amounts due to joint development partners (2,265) (2,577) Accrued expenses and other current liabilities (8,578) (19,729) Operating lease liabilities (2,231) (2,732) Other liabilities 411 (1) Net cash used in operating activities (176,659) (157,825) Cash flows from investing activities: Purchases of short-term investments — (209,165) Proceeds from maturities of short-term investments — 68,857 Purchases of property and equipment (5,041) (945) Proceeds from disposal of property and equipment 25 — Purchases of intangible assets (132) — Net cash used in investing activities (5,148) (141,253) Cash flows from financing activities: Proceeds from the issuance of common stock under the Employee Stock Purchase Plan 1,292 — Proceeds from exercised stock options 1,558 30 Principal payments on finance lease obligations (587) (277) Principal payments on loans (747) (805) Net cash provided by (used in) financing activities 1,516 (1,052) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (877) (908) Net decrease in cash, cash equivalents, and restricted cash (181,168) (301,038) Cash, cash equivalents, and restricted cash - beginning of period 1,339,092 617,465 Cash, cash equivalents, and restricted cash - end of period $ 1,157,924 $ 316,427

9 Six Months Ended June 30, 2022 2023 Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets: Cash and cash equivalents $ 1,156,418 $ 314,711 Restricted cash included in prepaid expenses and other current assets 1,506 1,716 Total cash, cash equivalents, and restricted cash $ 1,157,924 $ 316,427 Supplemental disclosure of cash flow information: Cash paid for interest $ 546 $ 254 Supplemental schedule of non-cash investing and financing activities: Acquisitions of property and equipment included in liabilities $ 1,103 $ 26 Right-of-use assets obtained in exchange for operating lease obligations $ 47,419 $ 35 Right-of-use assets obtained in exchange for finance lease obligations $ 5,240 $ — Vesting of early exercised stock options $ 42 $ —

TuSimple
Non-GAAP Financial Measures

AEBITDA loss is comprised of loss from operations determined in accordance with U.S. generally accepted accounting principles ("GAAP") minus depreciation and amortization, finance lease interest expense allocated to cost of revenues from truck leases, tax, and adjusted to exclude non-cash expense stock-based compensation and restructuring expenses, including severance and impairment losses.

TuSimple believes that AEBITDA loss, a non-GAAP financial measure, provides meaningful information to assist management and investors in understanding financial results and assessing prospects for future performance as it provides a useful baseline for analyzing the ongoing performance of the TuSimple business by excluding non-cash items or items that may not be indicative of core operating results. Because non-GAAP financial measures are not standardized, it may not be possible to compare this measure with other companies' non-GAAP measures having the same or similar names. Therefore, TuSimple's non-GAAP financial measure should be considered in addition to, not as a substitute for, or in isolation from, the company's GAAP results.

TuSimple encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures.

The following table reconciles GAAP loss from operations to AEBITDA loss.

Reconciliation Tables

(in millions) *(unaudited)*	Q1 '22	Q2 '22	Q3 '22	Q4 '22	Q1 '23	Q2 '23
Loss from operations to adjusted EBITDA						
Loss from operations	$ (112.2)	$ (110.7)	$ (118.9)	$ (147.3)	$ (90.6)	$ (87.4)
Stock-based compensation expense *(1)*	27.5	25.2	23.0	26.0	16.8	13.5
Depreciation and amortization *(1)*	2.7	2.7	3.0	2.9	1.6	1.2
Restructuring expense	1.7	—	—	25.3	2.7	7.8
Finance lease interest expense included within cost of revenue	0.1	0.1	0.1	0.1	—	—
Adjusted EBITDA	$ (80.2)	$ (82.7)	$ (92.8)	$ (93.0)	$ (69.5)	$ (64.9)

(1) Excludes amounts related to restructuring events

(in millions) *(unaudited)*	Six Months Ended June 30, 2022	2023
Loss from operations to adjusted EBITDA		
Loss from operations	$ (222.9)	$ (178.0)
Stock-based compensation expense *(1)*	52.7	30.3
Depreciation and amortization *(1)*	5.4	2.8
Restructuring expense	1.7	10.5
Finance lease interest expense included within cost of revenue	0.2	—
Adjusted EBITDA	$ (162.9)	$ (134.4)

(1) Excludes amounts related to restructuring events

10